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                                                                    EXHIBIT 99.1

                                   QPASS INC.

                            1998 AMENDED AND RESTATED
                                STOCK OPTION PLAN

Adopted by the Board of Directors on February 2, 1998.

As amended by the Board of Directors on February 27, 1998 and approved by the Shareholders on March 4, 1998.

As amended by the Board of Directors on June 4, 1998 and August 6, 1998 and approved by the Shareholders on August 7, 1998.

As amended by the Board of Directors on November 16, 1998 and March 12, 1999 and approved by the Shareholders on March 19, 1999.

As amended by the Board of Directors on April 26, 1999 and approved by the Shareholders on June 10, 1999.

As amended by the Board of Directors on January 12, 2000.

As amended by the Board of Directors on February 7, 2000 and approved by the Shareholders on February 11, 2000.

As amended by the Board of Directors on March 16, 2000 and approved by the Shareholders on March 30, 2000.

As amended by the Board of Directors on April 7, 2000.

As amended by the Board of Directors on July 26, 2000 and approved by the Shareholders on August 28, 2000.

As amended by the Board of Directors on September 21, 2000.

As amended by the Board of Directors on May 8, 2001 and approved by the Shareholders on May 10, 2001.

As amended by the Board of Directors on October 12, 2001 and approved by the Shareholders on November 27, 2001.

As amended by the Board of Directors on December 13, 2002 and approved by the Shareholders on December 18, 2002.

As amended by the Board of Directors on February 20, 2004 and approved by the Shareholders on February 23, 2004.

As amended by the Board of Directors on December 9, 2005 and approved by the Shareholders on February 14, 2006.

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                                   QPASS INC.

                            1998 AMENDED AND RESTATED
                                STOCK OPTION PLAN

     1. PURPOSES OF THE PLAN. The purposes of this 1998 Amended and Restated Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or non-statutory stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder.

     2. DEFINITIONS. As used herein, the following definitions shall apply:

          (a) "Administrator" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Code" means the Internal Revenue Code of 1986, as amended.

          (d) "Committee" means the Committee appointed by the Board of Directors in accordance with Section 4(a) of the Plan.

          (e) "Common Stock" means the Common Stock of the Company.

          (f) "Company" means Qpass Inc., a Washington corporation.

          (g) "Consultant" means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services and is compensated for such services, and any director of the Company or any Parent or Subsidiary whether compensated for such services or not.

          (h) "Continuous Status as an Employee or Consultant" means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than ninety (90) days, unless re-employment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or their respective successors. For purposes of this Plan, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute an interruption of Continuous Status as an Employee or Consultant.

          (i) "Employee" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company, with the status of employment determined based upon such minimum number of hours or periods worked as shall be determined by the Administrator in its discretion, subject to any requirements of the Code. The payment of a director's fee by the Company to a director shall not be sufficient to constitute "employment" of such director by the Company.

          (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (k) "Fair Market Value" means, as of any date, the fair market value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq"), its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such system or exchange, or the exchange with the greatest volume of trading in Common Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is quoted on the Nasdaq (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

          (l) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable option agreement.

          (m) "Listed Security" means any security of the Company that is listed or approved for listing on a national securities exchange or designated or approved for designation as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

          (n) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable option agreement.

          (o) "Option" means a stock option granted pursuant to the Plan.


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          (p) "Option Agreement" means a written agreement between an Optionee and the Company reflecting the terms of an Option granted under the Plan and includes any documents attached to such Option Agreement, including, but not limited to, a notice of stock option grant and a form of exercise notice.

          (q) "Optioned Stock" means the Common Stock subject to an Option.

          (r) "Optionee" means an Employee or Consultant who receives an Option.

          (s) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

          (t) "Plan" means this 1998 Amended and Restated Stock Option Plan.

          (u) "Reporting Person" means an officer, director, or greater than ten percent (10%) shareholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

          (v) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, as the same may be amended from time to time, or any successor provision.

          (w) "Share" means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

          (x) "Stock Exchange" means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

          (y) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.

     3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of shares that may be optioned and sold under the Plan is 15,692,794 shares of Common Stock. The shares may be authorized, but unissued, or reacquired Common Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any shares of Common Stock which are retained by the Company upon exercise of an Option in order to satisfy the exercise price for such Option or any withholding taxes due with respect to such exercise shall be treated as not issued and shall continue to be available under the Plan. Shares repurchased by the Company pursuant to any repurchase right which the Company may have shall not be available for future grant under the Plan.


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     4. ADMINISTRATION OF THE PLAN

          (a) Initial Plan Procedure. Prior to the date, if any, upon which the Company becomes subject to the Exchange Act, the Plan shall be administered by the Board or a committee appointed by the Board.

          (b) Plan Procedure After the Date, if any, Upon Which the Company Becomes Subject to the Exchange Act.

               (i) Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to directors, non-director officers and Employees or Consultants who are not Reporting Persons.

               (ii) Administration With Respect to Reporting Persons. With respect to grants of Options to Employees who are Reporting Persons, such grants shall be made by (A) the Board if the Board may make grants to Reporting Persons under the Plan in compliance with Rule 16b-3, or (B) a Committee designated by the Board to make grants to Reporting Persons under the Plan, which Committee shall be constituted in such a manner as to permit grants under the Plan to comply with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the committee and thereafter directly make grants to Reporting Persons under the Plan, all to the extent permitted by Rule 16b-3.

               (iii) Administration With Respect to Consultants and Other Employees. With respect to grants of Options to Employees or Consultants who are not Reporting Persons, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans, if any, of state corporate and securities laws, of the Code and of any applicable Stock Exchange (the "Applicable Laws"). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

          (b) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any Stock Exchange, the Administrator shall have the authority, in its discretion:

               (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(k) of the Plan;


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               (ii) to select the Consultants and Employees to whom Options may from time to time be granted hereunder;

               (iii) to determine whether and to what extent Options are granted hereunder;

               (iv) to determine the number of shares of Common Stock to be covered by each such option granted hereunder;

               (v) to approve forms of agreement for use under the Plan;

               (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any option granted hereunder;

               (vii) to determine whether and under what circumstances an Option may be settled in cash under Section 9(f) instead of Common Stock;

               (viii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

               (ix) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

               (x) in order to fulfill the purposes of the Plan and without amending the Plan, to modify grants of Options to participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs.

          (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

     5. ELIGIBILITY

          (a) Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if he or she is otherwise eligible, be granted additional Options.

          (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options.

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          (c) For purposes of Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an Incentive Stock Option shall be determined as of the date of the grant of such Option.

          (d) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with such Optionee's right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

     6. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in Section 18 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.

     7. TERM OF OPTION. The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten
(10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

     8. OPTION EXERCISE PRICE AND CONSIDERATION

          (a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

               (i) In the case of an Incentive Stock Option that is:

                    (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

                    (B) granted to any Employee, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

               (ii) In the case of a Nonstatutory Stock Option that is:

                    (A) granted to a person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of the grant.

                    (B) granted to any person, the per Share exercise price shall be no less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.

          (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (i) cash, (ii) certified check or money order, (iii) promissory note, (iv) other Shares that
(x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender or such other period as may be required to avoid a charge to the Company's earnings, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (v) authorization for the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (vi) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price and any applicable income or employment taxes, (vii) delivery of an irrevocable subscription agreement for the Shares that irrevocably obligates the option holder to take and pay for the Shares not more than twelve months after the date of delivery of the subscription agreement, (viii) any combination of the foregoing methods of payment, or (ix) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

     9. EXERCISE OF OPTION

          (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator and reflected in the Option Agreement which may include vesting requirements and/or including performance criteria with respect to the Company and/or the Optionee. Notwithstanding the above, in the case of an Option granted to an officer, director or Consultant of the Company or any Parent or Subsidiary of the Company, the Option may become fully exercisable, or a repurchase right, if any, in favor of the Company shall lapse, at any time or during any period established by the Administrator.

               An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under
Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, not withstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

               Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Termination of Employment or Consulting Relationship. Subject to
Section 9(c), in the event of termination of an Optionee's Continuous Status as an Employee or Consultant with the Company, such Optionee may, but only within three (3) months (or such other period of time not less than thirty (30) days as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option and not exceeding three (3) months) after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that the Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate. No termination shall be deemed to occur and this Section 9(b) shall not apply if
(i) the Optionee is a Consultant who becomes an Employee; or (ii) the Optionee is an Employee who becomes a Consultant.

          (c) Disability of Optionee

               (i) Notwithstanding Section 9(b) above, in the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his or her total and permanent disability (within the meaning of Section 22(e)(3) of the Code), such Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

               (ii) In the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of a disability which does not fall within the meaning of total and permanent disability (as set forth in Section 22(e)(3) of the Code), such Optionee may, but only within six (6) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the

Option to the extent otherwise entitled to exercise it at the date of such termination. However, to the extent that such Optionee fails to exercise an Option which is an Incentive Stock Option ("ISO") (within the meaning of Section 422 of the Code) within three (3) months of the date of such termination, the Option will not qualify for ISO treatment under the Code. To the extent that the Optionee does not exercise such Option to the extent so entitled within six (6) months from the date of termination, the Option shall terminate.

          (d) Death of Optionee. In the event of the death of an Optionee during the period of Continuous Status as an Employee or Consultant, or within thirty
(30) days following the termination of the Optionee's Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death or, if earlier, the date of termination of the Continuous Status as an Employee or Consultant. To the extent that Optionee was not entitled to exercise the Option at the date of death or termination, as the case may be, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

          (e) Rule 16b-3. Options granted to Reporting Persons shall comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption for Plan transactions.

     10. WITHHOLDING TAX OBLIGATION

          (a) As a condition of the exercise of an Option granted under the Plan, the Participant (or in the case of the Participant's death, the person exercising the Option) shall make such arrangements as the Administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise of Option and the issuance of Shares. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

          (b) In the case of an Employee and in the absence of any other arrangement, the Employee shall be deemed to have directed the Company to withhold or collect from his or her compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of an exercise of the Option.

          (c) This Section 10(c) shall apply only after the date, if any, upon which the Common Stock becomes a Listed Security. In the case of Participant other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under the applicable laws, the Participant shall be deemed to have elected to have the Company withhold from the Shares to be issued upon exercise of the Option that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) equal to the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, applicable to the exercise. For purposes of this Section 10, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the applicable laws (the "Tax Date").

          (d) If permitted by the Administrator, in its discretion, a Participant may satisfy his or her tax withholding obligations upon exercise of an Option by surrendering to the Company Shares that (i) in the case of Shares previously acquired from the Company, have been owned by the Participant for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value determined as of the applicable Tax Date equal to the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, applicable to the exercise.

          (e) Any election or deemed election by a Participant to have Shares withheld to satisfy tax withholding obligations under Section 10 (c) or (d) above shall be irrevocable as to the particular Shares as to which the election is made and shall be subject to the consent or disapproval of the Administrator. Any election by a Participant under Section 10(d) above must be made on or prior to the applicable Tax Date.

          (f) In the event an election to have Shares withheld is made by a Participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Participant shall receive the full number of Shares with respect to which the Option is exercised but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the applicable Tax Date.

     11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; CORPORATE TRANSACTIONS

          (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

          (c) Change in Control Transactions. In the event of one or more of the following transactions (a "Change in Control Transaction"):

               (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation,

               (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company, or

               (iii) any reverse merger in which the Company is the surviving entity but in which all of the Company's outstanding voting stock is transferred to the acquiring entity or its wholly-owned subsidiary, then the vesting of each outstanding Option shall be accelerated such that (A) fifty percent (50%) of the unvested shares of Common Stock covered by such Option shall be fully vested upon consummation of the Change in Control Transaction if the Optionee has completed at least six (6) months of service for the Company measured from the Optionee's vesting commencement date previously approved by the Board or (B) twenty-five percent (25%) of the unvested shares of Common Stock covered by such Option shall be fully vested upon consummation of the Change in Control Transaction if the Optionee has completed at least three
(3) months but not more than six (6) months of service for the Company measured from the Optionee's vesting commencement date previously approved by the Board. The acceleration of such Option is subject to limitations imposed by the Administrator at the time of grant.

     12. NON-TRANSFERABILITY OF OPTIONS. Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised or purchased during the lifetime of the Optionee, only by the Optionee.

     13. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Board; provided, however, that in the case of any Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Optionee's employment relationship with the Company. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.


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

     14. AMENDMENT AND TERMINATION OF THE PLAN

          (a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of any Stock Exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

          (b) Effect of Amendment or Termination. No amendment or termination of the Plan shall adversely affect Options already granted, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     15. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any Stock Exchange.

          As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law.

     16. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     17. AGREEMENTS. Options shall be evidenced by written agreements in such form as the Administrator shall approve from time to time.

     18. SHAREHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law and the rules of any Stock Exchange upon which the Common Stock is listed. All Options issued under the Plan shall become void in the event such approval is not obtained.

     19. INFORMATION AND DOCUMENTS TO OPTIONEES. To the extent required by Applicable Laws, the Company shall provide financial statements at least annually to each Optionee during the period such Optionee has one or more Options outstanding, and in the case of an individual who acquired Shares pursuant to the Plan, during the period such individual owns such Shares. The Company shall not be required to provide such information if the issuance of Options under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information. In addition, at the time of issuance of any securities under the Plan, the Company shall provide to the Optionee a copy of the Plan and any agreement(s) pursuant to which securities granted under the Plan are issued.

     20. AWARDS GRANTED TO CALIFORNIA RESIDENTS. If required pursuant to Applicable Law, options granted under the Plan to persons resident in California shall be subject to the provision set forth below, and if such provision conflicts with the Plan, the provision shall govern the terms of such Options.

"With respect to an Option issued to any California Recipient who is not an officer, director or consultant, such Option shall become exercisable, or any repurchase option in favor of the Company shall lapse, at the rate of at least 20% per year over five years from the date the award is granted."


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